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                       SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549


                             ---------------------


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934




DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):    SEPTEMBER 13, 2001
                                                    --------------------


                                ASHFORD.COM, INC.
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               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

        Delaware                                    0-27357                                      76-0617905
(State or other jurisdiction                       (Commission                                  (IRS Employer
     of incorporation)                             File Number)                               Identification No.)


  3800 Buffalo Speedway, Suite 400, Houston, Texas                                                 77098
     (Address of Principal Executive Offices)                                                    (Zip Code)


Registrant's telephone number, including area code      (713) 369-1300
                                                      ------------------


--------------------------------------------------------------------------------
         (Former name or Former Address, if Changed Since Last Report.)

ITEM 5.           OTHER EVENTS.

                  On September 13, 2001, Global Sports, Inc., a Delaware corporation (the "Company") entered into the Agreement and Plan of Reorganization (the "Merger Agreement") with Ashford.com, Inc., a Delaware corporation ("Ashford"), and Ruby Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of the Company ("Merger-Sub").

                  Merger Sub will be merged with and into Ashford at the effective time of the merger (the "Merger"). As a result of the Merger, the separate corporate existence of Merger-Sub will cease and Ashford will become a wholly owned subsidiary of the Company. Pursuant to the Merger Agreement at the effective time, each outstanding share of common stock par value $0.001 of Ashford (the "Ashford Common Stock") will be converted into a combination of cash in the amount of $0.125 and 0.0076 of a share of Company's common stock (the "Exchange Ratio"). Immediately prior to the effective time of the Merger, all outstanding options to purchase shares of Ashford Common Stock will terminate. Further, any outstanding warrants to purchase Ashford Common Stock that do not by their terms terminate as a result of the Merger will be assumed by the Company and exchanged for warrants entitling the holder, upon the exercise of the warrants, to the merger consideration described above. The Merger is subject to customary closing conditions, including the approval of Ashford stockholders.

                  In connection with the execution of the Reorganization Agreement, certain significant stockholders of Ashford (including members of Ashford's board of directors, members of management and other insiders of Ashford) have entered into Voting Agreements by which they have agreed to vote shares representing approximately 33% of Ashford's currently outstanding Common Stock in favor of the adoption of the Reorganization Agreement and related matters.

                  Copies of the Reorganization Agreement and the form of Voting Agreement are attached to this report as Exhibits 5.1 and 5.2, respectively. The foregoing description is qualified in its entirety by reference to the full text of such exhibits. A copy of the joint press release issued by the Company and Ashford announcing these transactions is attached to this report as Exhibit 99.1.

ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS.

                  (a)  Financial Statements of Business Acquired.

                           Financial Statements for Ashford are incorporated by reference to the 10-K filed by the Company with the Securities and Exchange Commission on July 29, 2001.


                  (b)  Pro Forma Financial Information.

                           Not filed.


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                  (c)  Exhibits:

                             Exhibit
                             Number                  Description
                             ------                  -----------

                               5.1        Agreement and Plan of Merger and
                                          Reorganization, dated as of September
                                          13, 2001, among Global Sports,
                                          Inc., a Delaware corporation, Ruby
                                          Acquisition Corp., a Delaware
                                          corporation and Ashford.com, Inc., a
                                          Delaware corporation.

                               5.2 Form of Voting Agreement, dated as of September 13, 2001, entered into between Global Sports, Inc., a Delaware corporation and certain stockholders of Ashford.com, Inc., a Delaware corporation.

                               99.1       Joint press release dated September
                                          14, 2001.



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                                    SIGNATURE


                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        ASHFORD.COM, INC.



Date:  September 19, 2001               By: /s/  David Gow
                                            ---------------------------
                                            David Gow
                                            Chief Executive Officer



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                                  EXHIBIT INDEX

Exhibit
Number                             Description
------                             -----------
  5.1        Agreement and Plan of Merger and Reorganization, dated as of
             September 13, 2001, among Global Sports, Inc., a Delaware
             corporation, Ruby Acquisition Corp., a Delaware corporation and
             Ashford.com, Inc., a Delaware corporation.

  5.2 Form of Voting Agreement, dated as of September 13, 2001, entered into between Global Sports, Inc., a Delaware corporation and certain stockholders of Ashford.com, Inc., a Delaware corporation.

  99.1       Joint press release dated September 14, 2001.



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